Exhibit 99.1

NEWS FOR RELEASE:  2/15/2007, 4pm EST                   CONTACT:  Lee Brown
                                                        (719) 481-7213
                                                        lee.brown@ramtron.com

                      RAMTRON REPORTS FOURTH-QUARTER
                    AND FULL-YEAR 2006 FINANCIAL RESULTS

COLORADO SPRINGS, CO - February 15, 2007 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of nonvolatile ferroelectric random access memory (FRAM) and integrated semiconductor products, today reported product revenue of $9.2 million for the fourth quarter, 7% higher than product revenue of $8.6 million reported for the same quarter last year.

Total revenue for the fourth quarter increased 6% to $9.5 million, compared with $8.9 million for the same quarter of 2005. Revenue highlights include:

  - Integrated product revenue, which consists of FRAM-based Processor Companion products, was $823,000, or 9% of core FRAM product revenue, during the fourth quarter of 2006 compared with $874,000, or 8% of core FRAM revenue, for the third quarter of 2006. Core FRAM product revenue excludes sales to ENEL

  -  Product sales to ENEL were minimal

Gross margin for the fourth quarter of 2006 for all semiconductor products was 53%, compared with 49% for the fourth quarter of 2005. Fourth-quarter loss from continuing operations was $180,000, or a loss of $0.01 per share compared with a loss from continuing operations of $131,000, or $0.00 per share, for the same quarter a year earlier. Included in the fourth quarter 2006 results are non-cash, stock-based compensation charges of $128,000 and a charge of $80,000 for amortization of purchased IP. Without these charges, the fourth-quarter income would have been $28,000 or $0.00 per share (basic).

"Having posted core FRAM revenue growth in all of our target markets and a profitable year, we are very pleased with our performance in 2006," said Ramtron CEO Bill Staunton. "We achieved our revenue growth objectives for the full year and made significant strides in tuning our operating model. Our sights are clearly focused on achieving another year of growth and increasing profitability in 2007."

"In 2006, product development accelerated significantly with seven new product introductions, which was important for building a springboard for future growth," Staunton added. "At least 13 new product introductions are on track for 2007 including higher density stand-alone products, more integrated devices, and more AEC-Q100 and grade one automotive memory products."

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For the full year 2006, revenue increased 18% to $40.5 million from $34.4 million in 2005.  Revenue highlights include:

  - Total product revenue for 2006 was up 20% to 39.1 million, compared with $32.7 million for 2005

  - Twelve-month core FRAM product sales, which exclude sales to ENEL, grew 34% over full-year 2005

  -  Integrated product revenue grew 20% to $3.5 million from 2005 to 2006

  - By target market, sales were as follows: metering (35% of sales), computing and information systems (35% of sales), automotive (18% of sales), and industrial, scientific and medical and other (12% of sales)

  - By region, sales were as follows: Asia Pacific (30% of sales), Americas (27% of sales), Japan (22% of sales), and Europe (21% of sales)

Gross margin for full-year 2006 increased to 53% from 51% in 2005. Full-year 2006 income from continuing operations was $457,000, or $0.02 per share, compared with a loss from continuing operations of $2.6 million, or a loss of $0.11 per share, for the prior year. Full-year 2006 results included charges of $995,000 for non-cash stock-based compensation expense and $321,000 for amortization of purchased IP. Without these charges, full-year income from continuing operations would have been $1.8 million or a $0.07 per share (basic).

Business Outlook
----------------

For full-year 2007, management currently projects:

  - Overall product revenue growth of 20% to 25% over full year 2006 product revenue of $39.1 million. Core FRAM revenue growth, which excludes approximately $2.0 million of sales to ENEL during 2006, is projected to be between 27% and 32%.

  -  Gross margin of 52% to 54%

  - Other revenue for full year 2007, including license and development fees and royalties, of approximately $1.1 million

  - Total operating expenses to be approximately 47% to 48% of total revenue. By expense line item, management is targeting sales and marketing to be 14% to 15% of total revenue, research and development to be 22% of total revenue, and general and administrative to be 11% of total revenue

  -  Net income, excluding expenses for stock based compensation, of 5.0% to
     6.5%

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"We have revised our guidance policy to better align with how we view and run our operations," commented Bill Staunton. "In the past, the ENEL contract has given us a high degree of quarterly revenue visibility. Over that period we have also broadened and diversified our product portfolio and market opportunities. With the amount of sales that flow through our distribution channels and ongoing variability in the timing of orders, it is challenging for us to forecast quarterly revenues. We manage the business against annual growth targets and the increasing quality of our revenue stream provides us with the comfort necessary to achieve our annual growth targets," Staunton added.

"Positive trends for 2007 include early indications of ramps in advanced metering infrastructure (AMI) programs in Sweden and California as well as the emergence of new AMI opportunities worldwide," Staunton continued. "Automotive design activity has increased significantly and industrial applications are gaining traction. With a slate of new products planned for 2007 and the positive trends in our end markets, we are very enthusiastic about our near and long term growth potential."

Conference Call
---------------

Ramtron International's investor teleconference today will be webcast live on the corporate website. Management plans to webcast slides to support its prepared remarks on quarterly results and business outlook, and then host a live question-and-answer session with institutional investors and research analysts.

How to Participate
------------------

Ramtron Fourth-Quarter 2006 Results Teleconference
February 15, 2007 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can access the teleconference webcast, assuming that your computer system is configured properly. A webcast replay will be available for one year, and a telephonic replay will be available for seven days after the live call at 706-645-9291, passcode #6920359.

About Ramtron
-------------

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory and integrated semiconductor solutions used in a wide range of product applications and markets.

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Cautionary Statements
---------------------

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," and "potential," among others. These statements include statements about Ramtron's expected revenue, gross margin, and operating expenses for full year 2007. Also, statements regarding the company's planned product introductions are forward looking. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron's products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron's ability to maintain an appropriate amount of low-cost foundry production capacity from its sole foundry source in a timely manner; the foundry partner's timely ability to successfully manufacture products for Ramtron; the foundry partner's ability to supply increased orders for FRAM products in a timely manner using Ramtron's proprietary technology; any disruptions of Ramtron's test or assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; and the risk factors listed from time to time in Ramtron's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports filed during 2006. SEC-filed documents are available at no charge at the SEC's website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

                       (financial statements attached)

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                FOURTH-QUARTER AND FULL-YEAR 2006 FINANCIAL HIGHLIGHTS
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands, except per-share amounts) (unaudited)

                                    Three Months Ended        Year Ended
                                    ------------------    ------------------
                                    Dec.31,   Dec. 31,    Dec. 31,  Dec. 31,
                                      2006      2005        2006      2005
                                    --------  --------    --------  --------
Revenue:
   Product sales                    $ 9,155   $ 8,577     $39,095   $32,664
   License and development fees         179       179         717       716
   Royalties                            123       175         669       762
   Customer-sponsored research
     and development                     --        --          --       250
                                    --------  --------    --------  --------
                                      9,457     8,931      40,481    34,392
                                    --------  --------    --------  --------
Costs and expenses:
   Cost of product sales              4,273     4,374      18,438    15,999
   Provision for inventory
     write-off and warranty charge       --        19          --       876
   Research and development           2,551     2,255       9,885     7,294
   Customer-sponsored research
     and development                     --        --          --       321
   General and administrative         1,178     1,201       5,149     4,415
   Sales and Marketing                1,540     1,398       6,034     5,029
   Write-off of independent research
     and development                     --        --          --     1,067
   Write down of debt discount and
        Loss on extinguishment           --        --          --     1,624
                                    --------  --------    --------  --------
                                      9,542     9,247      39,506    36,625
                                    --------  --------    --------  --------
Operating income (loss) from
        continuing operation            (85)     (316)        975    (2,233)
Interest expense, related party          --        --          --      (162)
Interest expense, other                (140)     (113)       (612)     (592)
Other income, net                        52       298         154       345
                                    --------  --------    --------  --------
Income (loss) from continuing
  operation before income
  tax provision                        (173)     (131)        517    (2,642)
Income tax provision                     (7)       --         (60)       --
                                    --------  --------    --------  --------
Income (loss) from continuing
  operation                            (180)     (131)        457    (2,642)
Income (loss) from discontinued
  operations                             --       100          --    (3,849)
                                    --------  --------    --------  --------
Net income (loss)                   $  (180)  $   (31)    $   457   $(6,491)
                                    ========  ========    ========  ========

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Net income (loss) per common share:
    Basic:
      Income (loss) from continuing
        operation                   $ (0.01)  $  0.00     $  0.02  $  (0.11)
      Loss from discontinued
        operations                       --      0.00          --     (0.17)
                                    --------  --------    --------  --------
      Total                         $ (0.01)  $  0.00     $  0.02   $ (0.28)
                                    ========  ========    ========  ========
    Diluted:
      Income (loss) from continuing
        operation                   $ (0.01)  $  0.00     $  0.02   $ (0.11)
      Loss from discontinued
        operations                       --      0.00          --     (0.17)
                                    --------  --------    --------  --------
      Total                         $ (0.01)  $  0.00     $  0.02   $ (0.28)
                                    ========  ========    ========  ========
Weighted average common shares
  outstanding:
    Basic                            24,690    24,388      24,478    23,089
                                    ========  ========    ========  ========
    Diluted                          24,690    24,388      24,957    23,089
                                    ========  ========    ========  ========

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                      RAMTRON INTERNATIONAL CORPORATION
                  YEAR-END 2006 AND 2005 FINANCIAL HIGHLIGHTS
                         CONSOLIDATED BALANCE SHEETS
                    (Amounts in thousands) (unaudited)

                                                December 31,     December 31,
                                                    2006             2005
                                                ------------     ------------
ASSETS

Current assets:
     Cash and cash equivalents                      $ 4,305        $ 3,345
     Accounts receivable, net                         7,183          6,234
     Inventories                                      6,006          7,118
     Other current assets                               494            857
                                                    -------        -------
Total current assets                                 17,988         17,554

Property, plant and equipment, net                    4,527          4,732
Goodwill, net                                         2,038          2,008
Intangible assets, net                                7,752          8,310
Other assets                                            152            212
                                                    -------        -------
Total assets                                        $32,457        $32,816
                                                    =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                               $ 3,023        $ 3,841
     Accrued liabilities                              1,317          1,084
     Deferred revenue                                 1,040          1,142
     Current portion of long-term debt                1,366          1,354
                                                    -------        -------
Total current liabilities                             6,746          7,421

Long-term deferred revenue                            2,780          3,764
Long-term debt                                        5,859          7,137
                                                    -------        -------
Total liabilities                                    15,385         18,322

Stockholders' equity                                 17,072         14,494
                                                    -------        -------
                                                    $32,457        $32,816
                                                    =======        =======
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